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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 13, 2006

                              WESTBANK CORPORATION
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             (Exact name of registrant as specified in its charter)

         Massachusetts                  0-12784                04-2830731
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

     225 Park Avenue, West Springfield, Massachusetts             01089
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         (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (413) 747-1400

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01    OTHER EVENTS

         On December 13, 2006, the shareholders of Westbank Corporation (the "Corporation") approved the Agreement and Plan of Merger (the "Merger Agreement") dated July 18, 2006 by and among NewAlliance Bancshares, Inc. ("NAL"), its wholly owned subsidiary NewAlliance Bank, the Corporation and Westbank, the Corporation's wholly owned subsidiary. Pursuant to the Merger Agreement, the Corporation will merge with and into NAL, and Westbank will merge with and into NewAlliance Bank upon the satisfaction of all conditions to the consummation of the mergers.

         As of this date, the parties to the Merger Agreement have received relevant approvals from the Federal Reserve Bank of Boston, the Federal Deposit Insurance Corporation and the Connecticut Commissioner of Banking. Approvals of the Massachusetts Board of Bank Incorporation and the Massachusetts Division of Banks are pending, and the Corporation is not aware of any reason why those approvals should not be forthcoming in due course.

         The Corporation expects that all conditions will be satisfied and expects to close on the mergers on or about January 2, 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2006                       WESTBANK CORPORATION


                                                By:      /s/ John M. Lilly
                                                         -----------------------
                                                Name:    John M. Lilly
                                                Title:   Treasurer and
                                                         Chief Financial Officer